EXHIBIT 10.1

STOCK REPURCHASE & LOCK-UP AGREEMENT
STOCK REPURCHASE & LOCK-UP AGREEMENT (this “Agreement”), dated as of June 8, 2016 (the “Effective Date”), by and among HEMISPHERE MEDIA GROUP, INC., a Delaware corporation (the “Company”), and LUXOR CAPITAL GROUP, LP, a Delaware limited partnership (together with the entities identified in Schedule I, the “Seller”).
RECITALS
WHEREAS, the Company deems it to be in its best interest to repurchase from Seller (the “Repurchase”), and Seller desires to sell to the Company, the number of shares of Class A common stock of the Company (“Shares”) set forth across from such Seller’s name under the column labeled “Number of Repurchased Shares” on Schedule I hereto (the “Repurchased Shares”), for an amount of cash (“Aggregate Purchase Price”), set forth across from such Seller’s name under the column labeled “Aggregate Purchase Price for Repurchased Shares” on Schedule I hereto;
WHEREAS, immediately following the Repurchase, Seller shall have beneficial ownership the number of Shares set forth across from such Seller’s name under the column labeled “Number of Shares Owned After the Repurchase” on Schedule 1 hereto;
WHEREAS, as a material inducement to the Company to consummate the Repurchase of the Repurchased Shares, the Seller agrees to restrictions governing the Shares, as set forth herein; and
NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.                          Definitions.
“Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 promulgated under the Exchange Act.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
Section 2.                          Purchase and Sale of the Repurchased Shares.
Subject to the terms and conditions hereof, Seller shall sell to the Company, and the Company shall repurchase from Seller, all of Seller’s right, title and interest in, to and under Seller’s Repurchased Shares.

Section 3.                          Lock-up of Seller Shares.
Seller, together with the entities identified in Schedule I, and any Affiliates thereof (collectively, the “Restricted Parties” and each a “Restricted Party”), each agrees that, during the period beginning from the Effective Date and continuing to and including the six (6) month anniversary of the Effective Date, the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or, transfer, distribute, or otherwise dispose of any Shares to any Person, or any options or warrants to purchase any Shares, or any securities convertible into, exchangeable for or that represent the right to receive Shares (collectively, the “Securities”) or (ii) purchase or contract to purchase any Shares or any Securities, in each case without the Company’s prior written consent. The foregoing restriction is expressly agreed to preclude the Restricted Parties from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of Shares even if such Shares would be disposed of by someone other than the Restricted Parties.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.  The Restricted Parties understand that the Company is relying upon the restrictions set forth in this Section 3 in proceeding toward consummation of the Repurchase. The Restricted Parties further understand that this Lock-Up Agreement is irrevocable and shall be binding upon the Restricted Parties heirs, legal representatives, successors, and assigns.
Section 4.                          Closing.
The closing of the Repurchase (the “Closing”) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, simultaneous with the execution and delivery of this Agreement or at such other time and place as the parties shall agree.
Section 5.                          Conditions of Closing.
A.            Seller.  The obligations of the Company to complete the Repurchase as contemplated hereby shall be conditional upon:
(i)	to the extent the Closing is not simultaneous with the execution and delivery of this Agreement, the representations and warranties of the Seller contained in this Agreement being true and correct on and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing;
(ii)	all of the covenants and obligations of the Seller to be performed or observed on or before the Closing pursuant to this Agreement having been duly performed or observed;
(iii)	the Seller delivering a certificate representing Seller’s ownership of Seller’s Repurchased Shares, together with an appropriate stock transfer power, or if uncertificated, via DWAC transfer through the Depository Trust Company; and
(iv)	the Seller delivering an executed counterpart of this Agreement.
The foregoing conditions are for the sole benefit of the Company and may be waived in whole or in part by the Company at any time and without limitation.  Subject to the terms and conditions of this Agreement, if any of the foregoing conditions are not met, the Company may terminate their obligations under this Agreement without prejudice to any other remedies it may have.
B.            Company.   The obligations of the Seller to complete the Repurchase as contemplated hereby shall be conditional upon:
(i)	the Company delivering an executed counterpart of this Agreement; and
(ii)	the Company delivering the Aggregate Purchase Price on Schedule I hereto by wire transfer of immediately available funds or by check payable to Seller .
The foregoing conditions are for the sole benefit of the Seller and may be waived in whole or in part by the Seller at any time and without limitation.  Subject to the terms and conditions of this Agreement, if any of the foregoing conditions are not met, the Seller may terminate its obligations under this Agreement without prejudice to any other remedies it may have.
Section 6.                          Representations and Warranties.
The Seller hereby represents and warrants to the Company as follows:
A.            Due Authorization; Due Execution; No Conflicts.  This Agreement has been duly executed and delivered by Seller and is the valid and binding obligation of such Seller, enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by Seller does not (a) violate any provision of law, statute, rule or regulation applicable to Seller or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to Seller or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Seller under any note, indenture, mortgage, lease agreement, or other agreement, contract or instrument to which Seller is a party or by which Seller’s property is bound or affected.
B.            Title to the Securities.  Seller has beneficial ownership of Seller’s Repurchased Shares for its own account and such Seller Repurchased Shares were not purchased by Seller with a view to a sale or a distribution to the Company.  Seller has good and valid title to Seller’s Repurchased Shares, free and clear of all liens, claims, encumbrances and similar restrictions other than any liens created in favor of Seller’s prime broker by virtue of being held in an account with such prime broker (which liens shall be automatically removed upon sale) or arising under applicable securities laws.  Seller has the absolute legal right, power and authority to sell to the Company the Repurchased Shares to be sold by Seller, and upon transfer of the Repurchased Shares to the Company, Seller will pass to the Company good and valid title to the Repurchased Shares, free and clear of all liens, claims, encumbrances and similar restrictions.
C.            Seller represents and warrants that there are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the offer or sale of the Shares contemplated hereby.
D.            Investment Representations.
(i)	Seller acknowledges and agrees that (w) that neither the Company nor any of its affiliates or representatives has rendered or will render any investment advice or securities valuation advice to Seller, and that Seller is not selling the Repurchased Shares in reliance upon, or with the expectation of, any such advice; (x) Seller has been furnished with such materials and has been given access to such information relating to the Company and its business as it or its qualified representatives have requested and has been afforded the opportunity to ask questions regarding the Company and the Shares, all as Seller has found necessary to make an informed investment decision; (y) Seller has independently investigated and evaluated the value of the Repurchased Shares and the financial condition and affairs of the Company without reliance upon any representation or warranty regarding such information from the Company or any of its respective subsidiaries or affiliates, other than those expressly contained herein; and (z) based upon Seller’s own independent analysis, Seller has reached Seller’s own business decision to effect the sale of Repurchased Shares contemplated hereby.
(ii)	Seller represents and warrants that Seller is an “accredited investor” and is sophisticated and capable of understanding and appreciating, and understands and appreciates, the merits and risks of selling the Repurchased Shares and that existing conditions or future events that may occur could increase the value of the Shares, and that Seller would be deprived of the opportunity to participate in any gain that might have resulted from such conditions or events if Seller had not agreed to sell the Repurchased Shares to the Company as contemplated hereunder.

The Company hereby represents and warrants to the Seller as follows:
A.            Due Authorization; Due Execution.  This Agreement has been duly executed and delivered by the Company and is the valid and binding obligation of Company, enforceable in accordance with its terms.
Section 7.                          No Revocation.
The Seller agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Seller without the consent of the Company or pursuant to Section 5 hereto.
Section 8.                          Indemnity.
The Seller agrees to indemnify and hold harmless the Company and its respective affiliates, directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Seller contained herein or in any document furnished by the Seller to the Company in connection herewith being untrue in any material respect or any breach or failure by the Seller to comply with any covenant or agreement made by the Seller herein or in any documents furnished by the Seller in connection herewith.
The Company agrees to indemnify and hold harmless the Seller and its respective affiliates, directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Company contained herein being untrue in any material respect or any breach or failure by the Company to comply with any covenant or agreement made by the Company herein or in any documents furnished by the Company in connection herewith.
Section 9.                             No Contractual Repurchase Obligation.
This Agreement is being entered into voluntarily by each of the parties hereto, and is not, and shall not be construed to be, entered into pursuant to any other contractual obligation of the Company or the Seller.
Section 10.                          Successors and Assigns.
This Agreement shall bind and inure to the benefit of the parties and their respective successors, assigns, administrative agents, heirs and estate, as the case may be.  No party may assign its rights and obligations under this Agreement to any third party without the prior consent of the other parties hereto; provided, that the Company may assign its rights hereunder to its lenders without the prior consent of the parties hereto.

Section 11.                          Entire Agreement.
This Agreement and the other writings and agreements referred to herein or delivered pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, arrangements or understandings between such parties with respect thereto, to the extent of a conflict therein.
Section 12.                          Amendments.
The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the parties hereto.
Section 13.                          Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute one instrument.
Section 14.                          Governing Law; Venue and Waiver of Jury Trial.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.  Each party hereto consents specifically to the exclusive jurisdiction of the federal courts of the United States sitting in the Southern District of New York, or if such federal court declines to exercise jurisdiction over any action filed pursuant to this Agreement, the courts of the State of New York sitting in the Borough of Manhattan, County of New York, and any court to which an appeal may be taken in connection with any action filed pursuant to this Agreement, for the purposes of all legal proceedings arising out of or relating to this Agreement.  In connection with the foregoing consent, each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the court’s exercise of personal jurisdiction over each party to this Agreement or the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Each party further irrevocably waives its right to a trial by jury and consents that service of process may be effected in any manner permitted under the laws of the State of New York.
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IN WITNESS WHEREOF, the parties hereto have caused this Stock Repurchase & Lock-Up Agreement to be executed as of the date first written above.
COMPANY:

HEMISHPERE MEDIA GROUP, INC.

By:	/s/ Craig D. Fischer
Name: Craig D. Fischer
Title: Chief Financial Officer

SELLER:

LUXOR CAPITAL GROUP, LP On behalf of itself and the entities identified in Schedule I

By:	Luxor Management, LLC, its General Partner

By:	/s/ Norris Nissim
Name: Norris Nissim
Title: General Counsel

Signature Page to Stock Repurchase & Lock-Up Agreement

Schedule I

Seller	Number of Repurchased Shares	Number of Shares Owned After the Repurchase	Purchase Price Per Repurchased Share	Aggregate Purchase Price for Repurchased Shares
Luxor Capital Partners, LP	578,057	626,292	$10.50	$6,069,599
Luxor Capital Partners Offshore Master Fund, LP	1,255,729	618,887	$10.50	$13,185,155
Luxor Wavefront, LP	834,922	0	$10.50	$8,766,681
Thebes Offshore Master Fund, LP	75,601	0	$10.50	$793,811
OC19 Master Fund, LP - LCG	55,691	0	$10.50	$584,756
Total:	2,800,000	1,245,179	$10.50	$29,400,000